                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                              FORM 8-K/A



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



           Date of Report (date of earliest event reported)
                           November 16, 1998



                      AMBANC HOLDING CO., INC.
----------------------------------------------------------------
        (Exact name of registrant as specified in its charter)




  Delaware                    0-27306               14-1783770
----------------------------------------------------------------
(State or other            (Commission             (IRS Employer
 jurisdiction of             File No.)             Identification
 incorporation)                                       Number)




11 Division Street, Amsterdam, New York               12010-4303
----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code: (518) 842-7200




                               N/A
----------------------------------------------------------------
 (Former name or former address, if changed since last Report)

Item 2.           Other Events

         As previously reported, on November 16, 1998, Ambanc Holding Co., Inc., a Delaware corporation ("Ambanc"), completed its acquisition of AFSALA Bancorp, Inc., a Delaware corporation ("AFSALA"), pursuant to the Reorganization and Merger Agreement, dated April 23, 1998 and amended as of June 26, 1998, by and among Ambanc and its wholly owned subsidiary, Amsterdam Savings Bank, FSB (the "Bank") and AFSALA and its wholly owned subsidiary, Amsterdam Federal Bank ("AFB"). Pursuant to the Agreement, AFSALA was merged with and into Ambanc, with Ambanc as the surviving corporation (the "Merger"), and thereafter, AFB was merged with and into the Bank, with the Bank as the surviving entity. Ambanc plans to integrate the businesses of the Bank and AFB, which now operate as one institution under the name "Mohawk Community Bank."

         Upon consummation of the Merger, each share of the common stock, par value $.10 per share, of AFSALA ("AFSALA") converted into the right to receive
1.07 shares of the common stock, par value $.01 per share, of Ambanc ("Ambanc"). Based on the 1,249,727 shares of AFSALA common stock issued and outstanding immediately prior to the Merger, Ambanc will issue 1,337,207 shares of Ambanc Common Stock in the Merger. In addition, under the Merger Agreement, Ambanc assumed unexercised options to purchase 145,475 shares of AFSALA common stock (which converted into options to purchase 155,658 shares of Ambanc common stock) held by AFSALA's directors, officers and employees.

         Ambanc's Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-59721), which was declared effective by the Securities and Exchange Commission (the "Commission") on July 28, 1998, contains additional information regarding the Merger and the parties involved, including among other things the terms of the Merger Agreement and a description of AFSALA's business. The Agreement was included as an exhibit to the Registration Statement.

Forward-Looking Statements

         When used in this Current Report on Form 8-K and in future filings by Ambanc with the Securities and Exchange Commission, in Ambanc's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "pro forma," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, the possibility that expected cost savings from the acquisition of AFSALA cannot be fully realized or realized within the expected time frame, the possibility that revenues following the acquisition of AFSALA may be lower than expected, changes in economic conditions in Ambanc's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Ambanc's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Ambanc wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Ambanc wishes to advise readers that the factors listed above could affect Ambanc's financial performance and could cause Ambanc's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

         Ambanc does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 7.           Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

         The consolidated financial statements of AFSALA (Commission File No. 0-21113) required by this item have been previously reported with the Commission and are contained in AFSALA's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 and Quarterly Report on Form 10-QSB for the Quarterly Period Ended June 30, 1998.

         (b)      Pro forma financial information.

         The  following   unaudited  pro  forma  condensed   combined  financial
statements ("pro forma financial statements") are based on the historical financial statements of Ambanc Holding Co., Inc. and subsidiaries ("Ambanc") and AFSALA Bancorp, Inc. and subsidiary ("AFSALA") and have been prepared to illustrate the effect of the Merger.

         The following unaudited pro forma condensed combined balance sheet as of September 30, 1998 is based on the unaudited historical consolidated balance sheets of Ambanc and AFSALA at that date, assuming that the Merger had been consummated on September 30, 1998 (using the fair value of AFSALA common stock immediately prior to the Merger date of November 16, 1998) and accounted for using the purchase method of accounting.

         The unaudited pro forma condensed combined statements of income reflect the combination of the historical results of operations of Ambanc and AFSALA for the year ended December 31, 1997 and for the nine months ended September 30, 1998. The unaudited pro forma condensed combined statements of income give effect to the Merger using the purchase method of accounting and assume that (1) the Merger occurred as of the beginning of the respective periods presented, and
(2) the amount of initial
goodwill equaled the amount reflected in the unaudited pro forma condensed combined balance sheet as of September 30, 1998.

         These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in Ambanc's September 30, 1998 Form 10- Q and December 31, 1997 Form 10-K; and in AFSALA's June 30, 1998 Form 10-QSB and September 30, 1997 Form 10-KSB, which are incorporated by reference in Ambanc's Current Report on Form 8-K filed November 25, 1998.

         As noted above, the Merger will be accounted for using the purchase method of accounting. Accordingly, the pro forma adjustments made for the purpose of preparing the pro forma financial statements are based upon current estimates regarding the amount of goodwill (which represents the excess of the total acquisition cost over the fair value of the net assets acquired) which will arise from the Merger and the period over which such goodwill will be amortized. The amount of goodwill to be recorded as of the Merger date is expected to be approximately $7.2 million and represents the current estimate of the excess of the total acquisition cost over the fair value of the net assets acquired based on information available as of this date. In the opinion of Ambanc's management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

         The combined company expects to achieve benefits from the Merger including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings or revenue enhancements which are expected to result from the combination of operations of Ambanc and AFSALA and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future by the combined company.


              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                AMBANC HOLDING CO., INC. AND AFSALA BANCORP, INC.

                                                                         At September 30, 1998
                                                     ---------------------------------------------------------
                                                                              Pro Forma              Pro Forma
                                                      Ambanc      AFSALA     Adjustments   Notes(s)   Combined
                                                      ------      ------     -----------   --------  ---------
                                                                         (Dollars in thousands)

                       Assets
Cash and due from banks                              $  5,985    $  3,732     $   (520)       1I      $  9,197
Federal funds sold                                      8,100      17,900                               26,000
                                                     --------    --------     --------                --------
      Cash and cash equivalents                        14,085      21,632         (520)                 35,197
                                                     --------    --------     --------                --------
Securities available for sale, at fair value          193,991      46,435       13,691       1J,4      254,117
Investment securities held to maturity                    ---      13,536      (13,536)        4           ---

Loans receivable, net of unamortized fees             334,573      82,142        1,459        1J       418,174
   Allowance for loan losses                           (4,199)     (1,110)                              (5,309)
                                                     --------    --------     --------                --------
       Loan receivable, net                           330,374      81,032        1,459                 412,865
                                                     --------    --------     --------                --------
Accrued interest receivable                             3,260       1,382                                4,642
Premises and equipment, net                             2,752       1,708                                4,460
Federal Home Loan Bank of New York stock, at cost       6,650         565                                7,215
Other assets                                            3,142         422          447      1G, 1H       4,011
Goodwill                                                  ---         ---        7,165        1K         7,165
                                                     --------    --------     --------                --------
        Total assets                                 $554,254    $166,712     $  8,706                $729,672
                                                     ========    ========     ========                ========
         Liabilities and Shareholders' Equity
Liabilities:
    Deposits                                         $314,233    $144,144          651        1J      $459,028
    Advances from borrowers for taxes and
     insurance                                            900         367                                1,267
   Advances from FHLB                                  20,000       1,492           26        1J        21,518
    Other borrowed funds                              155,450         ---                              155,450
    Accrued expenses and other liabilities              3,573       1,240                                4,813
                                                     --------    --------     --------                --------
        Total liabilities                             494,156     147,243          677                 642,076
                                                     --------    --------     --------                --------
Shareholders' equity:
    Preferred stock                                       ---         ---                                  ---
    Common stock                                           54         145          ---        2C            54
                                                                                  (145)       3
    Additional paid-in capital                         52,735      13,557          715      1G, 1H      63,723
                                                                                 1,549        1E
                                                                                 9,439        2E
                                                                               (14,272)       3
    Retained earnings, substantially restricted        26,731       9,622         (844)     1G, 1H      26,731
                                                                                (8,778)       3
    Treasury stock, at cost                           (16,510)     (2,562)      16,510        2D           ---
                                                                                 2,562        3
    Common stock acquired by ESOP                      (2,937)       (969)         969        1G        (2,937)
    Unearned RRP shares issued                         (1,195)       (576)         576        1H        (1,195)
    Accumulated other comprehensive income              1,220         252         (252)       3          1,220
                                                     --------    --------     --------                --------
        Total shareholders' equity                     60,098      19,469        8,029                  87,596
                                                     --------    --------     --------                --------
        Total liabilities and shareholders' equity   $554,254    $166,712     $  8,706                $729,672
                                                     ========    ========     ========                ========

See "Notes to the Unaudited Pro Forma Condensed Combined Financial Statements."


                            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 AMBANC HOLDING CO., INC. AND AFSALA BANCORP, INC.



                                                                 Nine Months Ended September 30, 1998
                                                     ---------------------------------------------------------
                                                                              Pro Forma              Pro Forma
                                                      Ambanc      AFSALA     Adjustments   Notes(s)   Combined
                                                      ------      ------     -----------   --------  ---------
                                                             (In thousands, except per share amounts)
Interest and dividend income                         $28,059      $8,500                              $36,559

Interest expense                                      16,264       4,537                               20,801
                                                     -------      ------                              -------
    Net interest income                               11,795       3,963                               15,758

Provision for loan losses                                675          35                                  710
                                                     -------      ------                              -------
    Net interest income after provision for
     loan losses                                      11,120       3,928                               15,048

Non-interest income                                      772         274                                1,046
                                                     -------      ------                              -------
Non-interest expenses:
    Compensation and benefits                          4,713       1,493          (269)        5        5,937
    Occupancy and equipment                            1,197         426                                1,623
    Other                                              4,226       1,210           358         6        5,794
                                                     -------      ------                              -------
        Total non-interest expenses                   10,136       3,129                       8       13,354
                                                     -------      ------                              -------
        Income before taxes                            1,756       1,073                                2,740

Income tax expense                                       735         484            80         5        1,299
                                                     -------      ------                              -------
        Net income                                   $ 1,021      $  589                       9      $ 1,441
                                                     =======      ======                              =======
Earnings per share:
    Basic                                            $  0.27      $ 0.49                       9      $  0.28
                                                     =======      ======                              =======
    Diluted                                          $  0.27      $ 0.47                       9      $  0.27
                                                     =======      ======                              =======
Average shares outstanding:
    Basic                                              3,762       1,200           244         7        5,206
    Diluted                                            3,845       1,245           231         7        5,321

See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."



                            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 AMBANC HOLDING CO., INC. AND AFSALA BANCORP, INC.



                                                                    Year Ended December 31, 1997
                                                     ---------------------------------------------------------
                                                                              Pro Forma              Pro Forma
                                                      Ambanc      AFSALA     Adjustments   Notes(s)   Combined
                                                      ------      ------     -----------   --------  ---------
                                                               (In thousands, except per share amounts)
Interest and dividend income                         $35,566      $10,937                              $46,503

Interest expense                                      19,654        5,640                               25,294
                                                     -------      -------                              -------
        Net interest income                           15,912        5,297                               21,209

Provision for loan losses                              1,088          205                                1,293
                                                     -------      -------                              -------
        Net interest income after
         provision for loan losses                    14,824        5,092                               19,916
                                                     -------      -------                              -------
Non-interest income                                    1,826          375                                2,201
                                                     -------      -------                              -------
Non-interest expenses:
    Compensation and benefits                          6,086        1,668         (263)        5         7,491
    Occupancy and equipment                            1,539          524                                2,063
    Other                                              4,572        1,400          478         6         6,450
                                                     -------      -------                              -------
        Total non-interest expenses                   12,197        3,592                      8        16,004
                                                     -------      -------                              -------
        Income before taxes                            4,453        1,875                                6,113

Income tax expense                                     1,693          645           81         5         2,419
                                                     -------      -------                              -------
        Net income                                   $ 2,760      $ 1,230                      9       $ 3,694
                                                     =======      =======                              =======
Earnings per share:
    Basic                                            $  0.70      $  0.94                      9       $  0.67
                                                     =======      =======                              =======
    Diluted                                          $  0.69      $  0.92                      9       $  0.67
                                                     =======      =======                              =======
Average shares outstanding:
    Basic                                              3,941        1,311          229         7         5,481
    Diluted                                            3,982        1,331          224         7         5,537

See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

             NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

Note 1: The adjustments to estimate the amount of goodwill used in the preparation of the unaudited pro forma condensed combined balance sheet are summarized below (in thousands, except share data):


Shares of AFSALA common stock outstanding                                   1,261,148   (A)
Exchange ratio                                                                   1.07
                                                                         ------------
   Equivalent number of Ambanc common shares                                1,349,428
Per share price of Ambanc common stock                                  $       19.23   (B)
                                                                         ------------
   Consideration for AFSALA common stock                                $      25,949

Outstanding AFSALA stock options                          145,475   (C)
Exchange ratio                                               1.07
                                                     ------------
   Equivalent number of Ambanc stock options              155,658
Estimated fair value of an Ambanc stock option      $        9.95   (D)
   Estimated fair value of stock options exchanged   ------------       $       1,549   (E)
                                                                         ------------
   Total estimated consideration                                        $      27,498
Historical net assets acquired                                          $    (19,469)   (F)
Effect of AFSALA's ESOP termination                                     $       (156)   (G)
Effect of vesting of AFSALA's Restricted
   Stock Plan shares                                                    $       (291)   (H)
Estimated direct costs of acquisition                                   $        520    (I)
Estimated net fair value adjustments                                    $       (937)   (J)
                                                                         ------------
   Estimated goodwill (excess of the total
      acquisition cost over the estimated fair value
      of the net assets acquired)                                       $      7,165   (K)
                                                                         ===========

(A) The number of shares of outstanding AFSALA common stock exchanged were those shares outstanding immediately prior to the Merger. The number of AFSALA shares outstanding on September 30, 1998 (1,319,018 shares) , adjusted for the pro forma ESOP adjustment noted in (G) below, has been used in the pro forma computations.

(B) Represents the average closing price of Ambanc common stock for the period three days before, after and including the announcement date of April 23, 1998.

(C) Represents the number of AFSALA stock options outstanding as of the Merger date and exchanged for equivalent Ambanc stock options. In accordance with the AFSALA Stock Option Plan and the Merger Agreement, all AFSALA stock options immediately vested at the time of the Merger.

                NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                         FINANCIAL STATEMENTS, CONTINUED

(D) The estimated fair value of an Ambanc stock option was estimated as of the announcement date (April 23, 1998) using the Black-Scholes option-pricing model with the following assumptions: expected life of 5 years; expected volatility of 40%; dividend yield of 1.20%; and risk-free interest rate of 5.66%.

(E) Represents the estimated fair value of the Ambanc stock options issued to AFSALA stock option holders as part of the Merger. See also (D).

(F) Represents AFSALA's total shareholders' equity as of September 30, 1998.

(G) In accordance with the Merger Agreement, AFSALA's ESOP terminated at the time of the Merger. The AFSALA ESOP returned to AFSALA a
         sufficient   number  of   unallocated   shares  to  satisfy   the  debt
         outstanding to AFSALA based on the price of AFSALA common stock immediately prior to the Merger. The remaining unallocated shares held by the AFSALA ESOP were allocated to plan participants, for which AFSALA recorded an expense equal to the fair value of the shares allocated. AFSALA will receive a tax deduction for the shares allocated based on the original cost to the AFSALA ESOP of $10.00 per share. The shares returned to AFSALA by the AFSALA ESOP to satisfy the ESOP debt outstanding to AFSALA were not considered outstanding for purposes of the issuance of Ambanc common stock.

         The following entry would have been recorded by AFSALA to reflect the AFSALA ESOP termination if the Merger had been completed on September 30, 1998, using the fair value of AFSALA common stock immediately prior to the Merger of $16.75 per share. The income tax benefit is computed at an assumed marginal effective tax rate of 40%. The net result is an increase in AFSALA's shareholders' equity of $156 as of September 30, 1998, as follows:

         Treasury stock                       $   969
         Compensation expense, net of
          tax (retained earnings)                 498
         Current tax refund (other assets)        156
             Common stock acquired by ESOP                    $969
             Additional paid-in capital                        654

(H)  Immediately prior to the Merger,  the unearned AFSALA Restricted Stock Plan
     (RSP) shares at AFSALA immediately vested, in accordance with the provisions of the RSP. AFSALA recorded the remaining unearned compensation as an expense in the period of the vesting, net of the related tax effects. In addition, AFSALA will receive a tax deduction (recorded directly to equity) equal to the excess of the market price of the shares at the vesting date over the market price of the shares on the grant date ($13.50).

                  NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                           FINANCIAL STATEMENTS, CONTINUED

        The following entry would have been recorded by AFSALA to reflect the immediate vesting of the unearned RSP shares if the Merger had been completed on September 30, 1998, using the fair value of AFSALA common stock immediately prior to the Merger of $16.75 per share. The income tax benefit is computed at an assumed marginal effective tax rate of 40%. The net result is an increase in AFSALA's shareholders' equity of $291 as of September 30, 1998, as follows:

        Compensation expense, net of
         tax (retained earnings)              $   346
        Current tax refund (other assets)         291
             Unearned RSP shares issued                    $    576
             Additional paid-in capital                          61

(I) Represents the estimated direct acquisition costs for investment banking, legal and accounting fees. As these costs were paid out in cash prior to or within a short period of time following consummation of the Merger, the pro forma financial statements reflect the cash outlay.

(J) Represents the adjustment of the assets and liabilities acquired from AFSALA to estimated fair value.

(K) Represents the current estimate of the excess of the total acquisition cost over the estimated fair value of the net assets acquired based on information available as of this date. Goodwill is expected to be amortized on a straight-line basis over 15 years.

                NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                            FINANCIAL STATEMENTS, CONTINUED

Note 2: As stated in Note 1, had the Merger occurred as of September 30, 1998, and after giving effect to the pro forma adjustment related to AFSALA ESOP termination noted in Note 1, (G) above, Ambanc would have issued 1,349,428 shares of common stock in exchange for all outstanding shares of AFSALA common stock. In connection with the Merger, Ambanc plans to issue shares out of treasury stock, to the extent possible, in exchange for the outstanding AFSALA shares. The following shows the impact on Ambanc's equity accounts had the Merger taken place as of September 30, 1998 (in thousands, except share data):


Total shares of Ambanc to be issued (see Note 1)                           1,349,428
Ambanc shares held in its treasury stock portfolio                         1,317,086   (A)
                                                                           ---------
   Shares of Ambanc to be issued from
      authorized and unissued shares                                          32,342
Price of Ambanc common stock                                              $    19.23   (B)
                                                                           ---------
   Fair value of new common shares to be issued                           $      622
Less: par value of Ambanc common stock                                    $        0   (C)
                                                                           ---------
Increase to additional paid-in capital                                    $      622

Ambanc shares held in its treasury stock portfolio       1,317,086   (A)
Price of Ambanc common stock                           $     19.23   (B)
                                                        ----------
   Increase in Ambanc equity                           $    25,327
Less: cost basis of treasury shares                    $    16,510   (D)
Increase to additional paid-in capital                  ----------        $    8,817
                                                                           ---------
   Total increase to additional paid-in capital                           $    9,439   (E)

      (A) The number of Ambanc treasury shares issued in exchange for outstanding AFSALA shares were those held immediately prior to the Merger, up to a maximum equal to the amount of shares required to be issued by Ambanc to AFSALA stockholders in accordance with the Merger Agreement. The number of Ambanc treasury shares held as of September 30, 1998 has been used in the pro forma computations.

      (B)    See Note 1, (B).

      (C) Represents 32,342 new shares of Ambanc common stock to be issued, with a par value of $.01 per share (rounds to $0).

      (D) Represents the cost basis of the Ambanc treasury shares held as of September 30, 1998.

                NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS, CONTINUED


      (E) Costs related to the registration and offering of securities were recorded as a direct reduction of additional paid-in capital and were not material to the total value of the offering.

Note 3: Represents the elimination of AFSALA's equity accounts as of September 30, 1998, after giving effect to the pro forma adjustments in Note 1.

Note 4: Represents the reclassification of the securities acquired from AFSALA from investment securities held to maturity to securities available for sale.

Note 5: Represents the elimination of the expense related to AFSALA's ESOP and RSP, net of the related tax effects. See also Note 1, (G) and (H).

Note 6: This adjustment reflects the amortization of goodwill, computed in Note 1, on a straight-line basis over a period of 15 years. The goodwill computed in
Note 1 represents the current estimate of the excess of the total acquisition cost over the estimated fair value of the net assets acquired based on available information. See also Note 1, (K).

Note 7: The adjustments to average shares outstanding (both basic and diluted) reflect the termination of AFSALA's ESOP, the accelerated vesting of AFSALA's RSP awards, and the adjustment of AFSALA's average shares outstanding and common stock equivalents (stock options) to equivalent Ambanc average shares outstanding and common stock equivalents using the exchange ratio of 1.07.

Note 8: No pro forma adjustments have been made to non-interest expenses for one-time costs associated with facilitating the Merger, or for expected cost savings which Ambanc and AFSALA believe will be derived from the elimination of duplicative administrative functions and other operating efficiencies. However, there can be no assurance that any such cost savings will in fact be realized.

Note 9: The net income and earnings per share amounts reflected herein do not purport to be indicative of actual results that would have been realized had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations that may be achieved in the future. In addition, no adjustments have been made to non-interest expenses for expected cost savings, or one-time costs associated with facilitating the Merger as described in Note 8 above, or for revenue enhancements expected to result from the Merger.



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMBANC HOLDING CO., INC.



Date: January 29, 1999              By: /s/ John M. Lisicki
      --------------------             -------------------------------
                                       John M. Lisicki, President
                                        and Chief Executive Officer









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